Exhibit 10.18

ENTEX Services Division
Management and Professional Compensation Plan
Effective January 1999

I   EFFECTIVE DATE

This Management and Professional Bonus Plan (the "Plan") is effective as of the first day of the Company's fiscal month of January 1999. It supercedes all previous bonus plans and letters on this subject and governs all plan payments to eligible participants that are made pursuant to this Plan.

II  ELIGIBILITY

Participants of the Plan will be limited to ENTEX employees who are approved for participation in this Plan by Human Resources and the Compensation Committee of the Board of Directors. Participants will be notified of their participation in this Plan. ENTEX personnel who participate in this plan are management and professional employees who are not participants in any other bonus or sales plan.

A. All designated employees will qualify as potential candidates for an award according to the following criteria:

     1. Employees must be employed by ENTEX in a covered position for at least one full month during the measurement period.

     2. Employees must be regular employees normally scheduled to work at least 30 hours per week.

     3. Employees must be employed by ENTEX at the end of the measurement period.

     4. New employees will receive pro-rated awards for full months of service during their first measurement period.

     5. Employees who transfer to a position which is ineligible for participation in this Plan, or go on an authorized leave of absence, may earn performance credit on a prorated basis in whole month increments, with no rounding for a partial month's participation.

III  AWARD GUIDELINES

A. An annual target bonus (amount earned at 100% of goal) for each participant will be established based upon the matrix below:

      -------------------------------------------------           ---------------------------------------
                       ELIGIBLE POSITIONS                                     TARGET %
      -------------------------------------------------           ---------------------------------------
                    Executive Vice President                                    50%
      -------------------------------------------------           ---------------------------------------
                           Grade E08                                            20%
      -------------------------------------------------           ---------------------------------------
                           Grade E07                                            15%
      -------------------------------------------------           ---------------------------------------
                        Grades E04 - E06                                         8%
      -------------------------------------------------           ---------------------------------------

B. Measurement periods will consist of 6 month periods from on or about July 1 to December 31 and January 1 to June 30.

C. Base salary is defined as 1/2 of the annual salary which is in effect on the last day of the measurement period.

D. The target bonus will consist of one or two segments (the Service Division segment made of 2 parts) each worth a certain percentage of the award. The segments are defined below:

PERSONAL OBJECTIVES

Personal Objectives will be established at the beginning of each measurement period. The stated objectives may be personal, team orientated, or department-wide in scope. Each objective should be definable, consistent, measurable, and should include appropriate measures of performance along with time frames. Achievement of objectives will be rated at the end of each measurement period to establish the degree to which each objective was accomplished. This will be based on a scale of 0 to 150%, with a score of 100% for performance that meets established goals. Performance will be rounded to whole percentage points. There will be no carryover from one measurement period to the next.

FREE CASH FLOW

Free cash flow for the Services Division is defined as the operating contribution (OC$) less capital expenditures. Performance will be measured against semi-annual budgets for this performance factor, (July 1 to December 31, and January 1 to June 30). Performance for total Services Division segment will be rounded to whole percentage points. There will be no carryover from one measurement period to the next, either in goal or achievement. At the end of each measurement period actual performance will be measured against target budget. Example: Semi-annual goal is $30,000,000 free cash flow; semi-annual performance is $35,400,289 free cash flow; measurement is 35,400,289/30,000,000=118%.

SERVICES EBIT

EBIT is defined as earnings before interest and taxes. Performance will be measured against semi-annual budgets for this performance factor, (July 1 to December 31, and January 1 to June 30). Performance for total Services Division segment will be rounded to whole percentage points. There will be no carryover from one measurement period to the next, either in goal or achievement. At the end of each measurement period actual performance will be measured against target . Example: semi-annual goal is $45,000,000; semi-annual performance is $52,492,000; measurement is 52,492,000/45,000,000=116.6%.


        Executive Vice President, Senior Vice President, Vice President

                     Segment                                     Award Value
                     -------                                     -----------
                     SERVICES DIVISION                           100%
                     EBIT                                         50%
                     Services Free Cash Flow                      50%


        All Others

                    Segment                                       Award Value
                    -------                                       -----------
                    PERSONAL OBJECTIVES                                    25%
                    SERVICE DIVISION                                       75%
                     EBIT                                         37.5%
                     Services Free Cash Flow                      37.5%


IV  AWARD CALCULATION

See Appendix A

V EXTRAORDINARY OCCURRENCES

Awards may be adjusted or modifications to goals and/or results may be made to reflect positive or negative events. This may involve documented adjustments for certain unusual business transactions, changes in the business climate, etc. which are not directly attributable to the efforts of the participant and inappropriately penalize or reward the participant in the award calculation. Modifications or adjustments can be made only with the approval of the Senior Vice President Human Resources, in conjunction with the Department Head.


VI   PAYMENT OF AWARDS

Awards will be determined as soon as possible following the close of the measurement period.

VII  METHOD OF PAYMENT

The person's normal base salary payment method will be used; ie. check or direct deposit.

VIII  RIGHT TO MODIFY OR CANCEL

This Plan may be modified or discontinued at any time with the approval of the Compensation Committee of the Board of Directors. This same board will make final decision on any questions not clearly covered by the Plan, and in their sole discretion will resolve any matter of dispute relating to the Plan. ENTEX personnel other than these individuals do not have authority to modify this Plan, and any attempt to do so will not be valid.



IX EMPLOYMENT AT WILL

The employment of all Plan participants is for an indefinite period and is terminable at any time, for any reason by either the Plan participant or ENTEX. This Plan shall not be construed to create a contract of employment for a specified period of time between ENTEX and any Plan participant.

                                   APPENDIX A

Awards will be calculated using a weighted average of the measurements in IIID. Independent calculation and award determinations will be made for each segment. Minimum achievement for the Services Division segment award is 80% of goal.

The amount of bonus earned for each will be based upon achievement according to the following charts.

Services Division Attainment

% of Goal Achieved        % of Target Bonus Earned
------------------        ------------------------
Less than 80%             0%
80% to 99%                33.33% plus 3.33% for each 1% of goal achieved above 80%
100% to 109%              100% plus 4% for each 1% of goal achieved above 100%
110% to 119%              140% plus 3% for each 1% of goal achieved above 110%
120% +                    170% plus 2% for each 1% of goal achieved above 120%


Personal Objectives

% of Goal Achieved          % of Target Bonus Earned
------------------          ------------------------
0% to 150%                  1% for each 1% of goal achieved
150%+                       150%


EXAMPLE

Annual base salary: $50,000
Base salary as defined: $50,000/2 = $25,000
Target bonus: $25,000 x 8% = $2,000
Target bonus for Personal Objectives segment: $2,000 x 25%=$500
Target bonus for Services Division segment: $2,000 x 75%=$1,500

Personal Objectives Segment

110% of goal achieved
% of bonus earned from chart=110%
Bonus amount = $500 x 110% =$550

Services Division Attainment Segment

EBIT goal: $45,000,000
EBIT performance: $52,492,000
EBIT measurement: $52,492,000/$45,000,000 = 116.6%
Free cash flow budget: $30,000,000
Free cash flow performance: $35,400,289

Free cash flow measurement: $35,400,289/$30,000,000 = 118%
Weighted average for Services Div. Attainment segment = 117%
% of bonus earned from chart = 161%
Bonus amount = $1,500 x 161% = $2,415

TOTAL BONUS =Executive Vice President                          50% of base salary
             Grade E08                                         20% of base salary
             Grade E07                                         15% of base salary
             Grades E04-E06                                    8% of base salary

$550 + $2,415 = $2,965